Exhibit 10.59

AMENDED AND RESTATED
RELEASE AND SETTLEMENT

AMENDED AND RESTATED RELEASE AND SETTLEMENT AGREEMENT dated as of October 6, 2011 (this "Agreement"), by and between Viral Genetics, Inc., a Delaware corporation (“Viral”), and DMBM, Inc., a New York corporation (“DMBM”), which amends and restates in its entirety that certain Release and Settlement dated as of the 1st day of March 2011 (the “Initial Agreement”).

WHEREAS, DMBM has agreed to purchase a 5% Unsecured Convertible Debenture issued December 3, 2009 in the principal original amount of $132,000 (the "Note") from the University of Vermont State and Agricultural College under an Assignment Agreement dated March 1, 2011 (the “Assignment”); and

WHEREAS, the Assignment has been amended by an Amendment dated as of the date of this Agreement; and

WHEREAS, payment of the Purchase Price (as defined in the Assignment) for the Note is payable in Payment Tranches (as defined in the Assignment), and DMBM and Viral are mutually desirous of irrevocably establishing the terms of settling and releasing the Note in advance but which shall take effect upon completion of each Payment Tranche; and

WHEREAS, this Agreement shall amend and restate the Initial Agreement in its entirety.

NOW THEREFORE for good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1.	Upon payment of each Payment Tranche, DMBM hereby:

a.	represents and warrants that it will have full right, title and ownership to the Note Tranche described in the Assignment under Section 2;

b.	irrevocably tenders and assigns to Viral full right, ownership and title to the each Note Tranche in exchange for shares of common stock of Viral at the price of $0.0025 per share made after the Initial Agreement but prior to the date of this Agreement and at a price of $0.0025 in exchange for shares of common stock of Viral after the date of this Agreement for the entire Note, including shares issuable for accrued interest; and

c.	provides a complete and irrevocable release of any and all liabilities, fees, penalties, interests or claims of any kind in regard to each Note Tranche so purchased and the amounts owed pursuant thereto, and acknowledges that, upon tender of the final Note Tranche, the Note in its entirety shall be and is satisfied in full.

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2.	If any of the Payment Tranches is not completed on the timeline specified in the Assignment Agreement, only those Note Tranches that have been so paid for shall be tendered, released and settled hereunder and otherwise this Agreement shalt be terminated by Viral upon not less than three (3) business days prior written notice from Viral to DMBM.

3.	Each party hereby represents and warrants to the other party that (i) it has the full power, ability and authority (corporate or limited liability company, as applicable) to execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution, delivery and performance of this Agreement has been duly authorized by such party in accordance with all requisite corporate power or limited liability company and authority; as applicable, (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency and other similar laws affecting the enforcement of creditors' rights generally and that enforcement may be limited by general principles of equity; (iv) such party's execution, delivery and performance of this Agreement does not violate, contravene or cause a breach of, or default under its constituent documents or any contract or agreement to which it is a party, or violate any decree, order or judgment to which it is a party or by which it or its properties or assets are bound or any law or regulation applicable to it; and (v) no consent from, filing with, or notice to any person or entity is required to be made or obtained by such party in connection with its execution, delivery and performance of this Agreement.

4.	Nothing contained herein shall be deemed to constitute a partnership or a joint venture or joint enterprise, between the parties or employment relationship between the parties. Neither party shall be a fiduciary of the other party. This Agreement is between two (2) independent contracting entities.

5.	All remedies, rights, and privileges available to a party under, and in respect of, this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, whether available at law, in equity or otherwise, all of which are cumulative. All such rights and remedies may be exercised singly or concurrently. The invalidity, illegality or unenforceability of any term or provision contained in this Agreement (as determined by a court of competent jurisdiction) shall not affect the validity, legality or enforceability of such term or provision in any other jurisdiction or the validity, legality or enforceability of any other term or provision of this Agreement. It is the intent of the parties that this Agreement shall be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that a court of competent jurisdiction is hereby authorized to by the parties to modify any invalid, illegal or unenforceable term or provision to make it valid, legal and enforceable to the maximum extent permitted by applicable law.

6.	Any amendment, modification or waiver of any term or provision of this Agreement shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the parties. No waiver by a party of any term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other term or provision of this Agreement. Any waiver shall be limited to the specific instance for which it is given. Any course of dealing between the parties shall not be considered an amendment or modification of this Agreement or a waiver of any term or provision of this Agreement.

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7.	This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and it supersedes all prior and/or contemporaneous understandings and agreements between Viral and DMBM, whether oral or written, with respect to such subject matter, all of which are merged herein. There are no representations, warranties, agreements or promises between the parties with respect to such subject matter, except those which are expressly set forth herein.

8.	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York by, without regard to reference to any of its choice of laws or conflicts of laws principles which would result in the application of the laws of another jurisdiction.

9.	Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York, located in New York County and the Federal District Court for the Southern District of New York with respect to any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereby unconditionally and irrevocably waives any objection to the jurisdiction of said Courts and any right to assert that venue in any such Court is improper or to assert that venue in any such Court constitutes an inconvenient forum. Each of the parties also hereby unconditionally and irrevocably waives any right that such party may have a trial by jury in -any- such action, suit or proceeding. It is acknowledged and agreed that the waivers set forth in this Section 10 are a material condition precedent and inducement to the parties entering into this Agreement

10.	This Agreement may not be assigned by either party nor may a party's duties or obligations hereunder be delegated. This Agreement shall inure to the benefit of, and shall be binding upon, the parties, their respective successors (whether by merger or consolidation, recapitalization or other similar transaction) and their permitted assignees, if any.

11.	In resolving any dispute or controversy arising out of or relating to this Agreement or in connection with construing any term or provision in this Agreement, there shall be no presumption made or inference drawn because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft. The parties acknowledge and agree that this Agreement was negotiated and drafted with each party being represented by competent legal counsel of its choice and with each party having an opportunity to participate in the drafting of the provisions hereof and shall therefore this Agreement shall be construed and interpreted as if drafted jointly by the parties and not with any presumption against either of the parties.

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12.	The section headings contained in this Agreement are inserted herein for the purpose of convenience and reference only and they are not to be given any substantive effect, nor shall they be used or have any effect upon the construction or interpretation of any term or provision hereof. Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as if appropriate. References to the singular shall include the plural and vice versa. This Agreement shall be effective when duly executed counterparts are executed and delivered by each of the parties. This Agreement may be executed in multiple counterparts (and may be executed by facsimile, PDF or electronic signature, all of which shall constitute a legal and valid signature for purposes hereof), each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same document. The parties acknowledge and agree that this Agreement is effective as of its specified date regardless of the fact that it is being executed by either of the parties on another date (including a later date). Facsimile or PDF counterparts of this Agreement shall be deemed to be considered original and valid counterparts hereof.

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IN WITNESS WHEREOF, each of Viral and DMBM has caused this Agreement to be executed by one of its duly authorized officers as of the date first written above.

VIRAL GENETICS, INC. By: /s/ Haig Keledjian Name: Haig Keledjian Title: President

DMBM, INC. By: /s/ Damon R. Devitt Name: Damon R. Devitt Title: President

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